UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: September 27, 2021

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 27, 2021, NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Membership Unit Purchase Agreement (the “Purchase Agreement”) by and among (i) the Company, (ii) DERMAdoctor, LLC, a Missouri limited liability company (“DERMAdoctor”), (iii) Jeff Kunin and Audrey Kunin, individuals residing in the State of Kansas (the “Founders”); (iv) Papillon Partners, Inc., a Missouri corporation that is owned by the Founders (“Papillon”); and (v) Midwest Growth Partners, L.L.L.P., an Iowa limited liability limited partnership (“MGP” and together with Papillon, the “Sellers”). Pursuant to the Purchase Agreement, the Company will acquire 100% of the membership units (“the “Membership Units”) of DERMAdoctor (the “Transaction”), a company that develops, manufactures, markets, brands, distributes and sells a variety of skincare products for consumers to address certain dermatological conditions.

Upon consummation of the Transaction as contemplated by the Purchase Agreement (the “Closing”), the Company will acquire the Membership Units from the Sellers for a Closing purchase price of $12.0 million (subject to certain adjustments for indebtedness, transaction expenses and cash of DERMAdoctor at Closing as set forth in the Purchase Agreement) (the “Closing Cash Consideration”) and potential earn out payments of up to $3.0 million over a period of two years post-Closing. Under the terms of the Purchase Agreement, Papillon and MGP will receive approximately 82.2% and 17.8%, respectively, of the Closing Cash Consideration and subsequent earn out payments, if any. An aggregate amount of $1.2 million of the Closing Cash Consideration will be held in escrow for 12 months after the Closing to secure certain payment and indemnification obligations of DERMAdoctor, the Founders and the Sellers, as applicable and in accordance with the terms of the Purchase Agreement.

The Sellers are entitled to earn out payments after Closing for the 2022 and 2023 calendar years if the legacy business of DERMAdoctor achieves certain contribution margin targets each year, subject to a maximum aggregate earn out payment of $1.5 million for each calendar year. If earned, the Sellers may elect for the earn out payments to be paid in cash or unregistered shares of the Company’s common stock, with the number of shares determined by dividing the applicable earn out payment by the average closing stock price of the Company’s common stock on the prior ten trading days before the earn out payment is finally determined. Such shares of the Company’s common stock would be issued pursuant to a private placement exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and by Rule 506 of Regulation D.

Pursuant to the Purchase Agreement, each of the Founders agreed to enter into an employment agreement with DERMAdoctor at Closing pursuant to which Jeff Kunin and Audrey Kunin will serve as DERMAdoctor’s President and Chief Product Officer, respectively. The employment agreements will provide for: (i) a term of two years; (ii) a minimum annual base salary of $150,000 and $200,000 for Jeff Kunin and Audrey Kunin, respectively; (iii) the opportunity for Jeff Kunin and Audrey Kunin to earn an annual performance bonus in an amount up to 35% (dependent on meeting certain contribution margin targets each year) of his base salary and 100% (60% of which is dependent on the achievement of specific milestones, her performance and the Company’s financial progress as evaluated by the Company’s management and 40% of which is dependent on meeting certain contribution margin targets each year) of her base salary, respectively; and (iv) equity grants to Audrey Kunin of 300,000 performance restricted stock units and 150,000 stock options under the Company’s 2017 Omnibus Incentive Plan. Further, pursuant to the Purchase Agreement, at Closing, the Company will enter into a Side Letter regarding the conditions and timing as to the appointment of Audrey Kunin to the Company’s Board of Directors, which includes complying with all rules and regulations of NYSE American.

The Closing is subject to certain conditions, including the Company completing a financing(s) to raise capital sufficient to fund the purchase price for the Transaction, which the Company expects to complete in the fourth quarter of 2021. Either the Company or the Founders may terminate the Purchase Agreement if the Closing has not occurred on or before November 17, 2021, subject to the terms of the Purchase Agreement.

The Purchase Agreement contains various representations, warranties and covenants of the parties that are customary for a transaction of this nature, including the Founders and the Sellers agreeing to a five year, post-Closing non-compete (to not engage in competitive business activities with DERMAdoctor) and non-solicit (to not solicit any employees of the Company or DERMAdoctor). The representations and warranties made by the parties in the Purchase Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. Investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as fact. Further, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01         Regulation FD Disclosure.

On September 28, 2021, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

The information contained in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Cautionary Language Concerning Forward-Looking Statements

This report contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of the Company as well as the Transaction. This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our current product offerings and marketing efforts, the financial impact of the proposed Transaction with DERMAdoctor, our partnerships, and any future revenue that may result from selling our products, as well as generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
2.1*	Membership Unit Purchase Agreement, dated September 27, 2021, by and among the Company, DERMAdoctor, the Founders and the Sellers
99.1	Press Release, dated September 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions are not material and would be competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the SEC. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: September 28, 2021